EXHIBIT 10.19

WORKING CONSTRUCTION AGREEMENT

Between:

AMERICAN RESIDENTIAL GAP LLC (ARG), a Michigan Limited Liability Company with address at 380, N. Old Woodward Avenue, Ste. 300, Birmingham, MI 48009.

And

PROGREEN CONSTRUCTION LLC (PGC), a Michigan Limited Liability Company with address at 380 N. Old Woodward Avenue, Ste. 226, Birmingham, MI 48009.

It has been agreed that PGC will perform various duties of construction, material purchase and other for ARG, both in connection with the reformation of existing properties as well as with new construction. PGC will invoice ARG weekly or when convenient, with actual cost plus an admin fee of 10%. Copies of such invoices shall be sent electronically at the time of issuance or as soon as practical thereafter.

PGC has access to a specific "construction and expense account" set up by ARG in Bank of Birmingham, from which invoiced amounts will be paid out to PGC. ARG shall make sure that sufficient funds are available in this account in order to meet the payments when they become due.

Birmingham March 1, 2015

PROGREEN CONSTRUCTION LLC	AMERICAN RESIDENTIAL GAP LLC

/s/ Jan Telander	/s/ Michael Lindstrom
President	President